Investor Update

April 5, 2010



rEEG® - a new prescription for

Personalized medicine in Psychiatry
Biomarkers in CNS drug discovery

CNS Response

rEEG

Safe Harbor

The statements and discussions contained in this summary that are not historical facts constitute forward-looking statements, which can be identified by the use of forward-looking words such as "believes," "expects," "may," "intends," "anticipates," "plans," "estimates" and analogous or similar expressions intended to identify forward-looking statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from our future results, performance or achievements expressed or implied by such forward-looking statements.

CNS Response cannot assure or guarantee that any future results described in this summary will be achieved, and actual results could vary materially from those reflected in such forward-looking statements. We discuss these and other uncertainties in the "Risk Factors" section of our annual report on Form 10-K as-filed with the Securities and Exchange Commission ("SEC") on December 30, 2009, as amended by Amendment No. 1, as-filed with the SEC on January 25, 2010, and Amendment No. 2, as-filed with the SEC on March 30, 2010. We assume no obligation to update any forward looking statements.

Information contained in this summary has been compiled by CNS Response from sources believed to be credible and reliable. However, CNS Response cannot guarantee such credibility and reliability. The forecasts and projections of events contained herein are based upon subjective valuations, analyses and personal opinions. In addition, to the extent that we quote other sources or refer to statements made by third parties, we do not endorse, confirm the accuracy of, nor have we validated, any of such statements. We provide them for information purposes only.

CNS Response

rEEG

Investor Summary

April 2010

- Introduction
- Industry developments
- Internal milestones
- Corporate update
- Questions

CNS Response

rEEG

Lifecycle - developments x stage



Pharma development
Are there other uses/ new markets?
Intellectual Property
Can it be protected?
Regulatory compliance
Is it regulated?
Commercial adoption
Is there a market?
Research
Does it work?
Prove
Scale
Extend

CNS Response

rEEG

Investor Summary

April 2010

Industry developments

CNS Response

rEEG

External milestones - 2010



Personalized Medicine
CNSO



Newsweek
ANTIDEPRESSANTS DON'T WORK

JAMA, Newsweek, Bus Week, NIMH

- ✓ "Dirty little secret" -- $145b wasted per McKinsey
- ✓ Complete review of Kirsch, others

Pharma gets behind biomarkers

- ✓ CNS patent diff/pipeline gap
- ✓ immediate trial opportunities

CNS Response

rEEG

Do Antidepressants really work?


Newsweek
ANTIDEPRESSANTS
DON'T
WORK

The question of whether antidepressants—which in 2008 had sales of $9.6 billion in the U.S., reported the consulting firm IMS Health—have any effect other than through patients' belief in them was too important to scare researchers off. Proponents of the drugs have found themselves making weaker and weaker claims. Their last stand is that antidepressants are more effective than a placebo in patients suffering the most severe depression.

So concluded the JAMA study in January. In an analysis of six large experiments in which, as usual, depressed patients received either a placebo or an active drug, the true drug effect—that is, in addition to the placebo effect—was "nonexistent to negligible" in patients with mild, moderate, and even severe depression. Only in patients with very severe symptoms (scoring 23 or above on the standard scale) was there a statistically significant drug benefit. Such patients account for about 13 percent of people with depression.

Sharon Begley, Newsweek Science Editor, 2/8/10

CNS Response

rEEG

General media picks up the story

- Antidepressants don't work for most who take them
- Medco personalized medicine initiative - employers & payers


WHAT'S NEXT
Good for What
Ails Only You

CNS Response

rEEG

Personalized Medicine -- PBM adoption

In May 2008, Medco surveyed 700 clients about their priorities related to pharmacy benefits. Personalized medicine was second on the list, tied with concern about overuse of medications.

In Medco's 2009 edition of Nine Leading Trends in Rx Plan Management: Findings from a National Peer Study, more than 60% of plan sponsors surveyed believe that personalized medicine should become a routine part of healthcare, further supporting the growing confidence in this technology.



CNS Response

General media picks up the story

- Antidepressants don't work for most who take them
- Medco personalized medicine initiative - employers & payers
- Biomarkers for CNS meds have failed to emerge from genomic, imaging studies


TIME
WHY YOUR DNA ISN'T YOUR DESTINY

CNS Response

rEEG

Growing Pharmaceutical Discovery Gap

Increasing R&D Spend, Decreasing Approved Compounds

"Business as usual is no longer an option when it comes to developing new prescription drugs. Pharmaceutical and biopharmaceutical companies are spending more on R&D than ever before, yet the number of new drug approvals has declined steadily. As a result, many drug firms are focusing on ways to improve the efficiency and productivity of their R&D programs."

Kenneth I. Kaitin, director of the Tufts Center for the Study of Drug Development
Business Wire, January 6, 2004



New molecular entities
70
60
50
40
30
20
10
0
$47.8
$51.8
$56.1
$58.5
$65.2
36
20
22
16
24
2004
2005
2006
2007
2008
R&D Spending ($ billion)
FDA Approvals

Source: Burrill & Co., US Food and Drug Administration, 2009

CNS Response

CNS Response Inc., confidential

rEEG

Who Will Develop the Next Generation of Medications for Mental Illness?

This traditional model [of drug development] appears to be in trouble. Over the past year, biotech has gradually moved away from central nervous system (CNS) targets, citing the difficulty of creating new drugs in this area. In the past couple months, two of the major pharmaceutical companies for antidepressants and antipsychotics, GlaxoSmithKline (GSK) and AstraZeneca, have announced termination of their psychiatric medication development programs. There are worrisome indications that other companies may soon follow...

Paradoxically, while companies are making business decisions to shift away from CNS targets, the scientific opportunities for progress have never been better.

And the public health mandate is clear: we cannot condemn millions of people with mental illness to a future without better treatments.



Thomas R. Insel, M.D.

Director, National Institute of Mental Health

CNS Response

NIMH Director's Blog, March 23, 2010

rEEG

Personalized Medicine: the future of pharma

- Lilly has said it needs to transform every part of its operations, integrating a personalized medicine approach into its business strategies and organizational restructuring.
- Roche is moving away from the fully integrated pharma model to personalized medicine by 2015.

Research and Markets, September 2008



CNS Response

Physicians driving biomarker adoption



I think in our field we have hungered forever for a laboratory test, or a group of tests, that is common in medical practice, to help us guide treatment for our patients. So, there clearly is a desire among clinicians to have these kinds of tools. Much of our work at Stanford, and now, there's a significant NIMH interest in further developing tools, biomarkers to help guide treatment. So if, in fact, we had a tool that was reliable and reimbursable, I believe our colleagues would jump on it, because it's something that we certainly need in the profession.

I would say that there is more substantial evidence that QEEG/rEEG has a predictive ability that is more ready to be used clinically than any other technology that we're currently exploring. We'll continue to explore all those technologies, but right now, even NIMH recognizes that QEEG has a role to play in looking at the prediction of response, and are interested in funding trials in that area. It's clear that the data is growing and becoming stronger that this technology may well have a role to play. And compared to other technologies that we have, we clearly do not have at this point a clear imaging finding, a clear genetic marker that is a very reliable predictor.

I would argue that we clearly have substantially more data in this area than in the others.

Charles DeBattista M.D., Stanford University Medical Center, 11/3/09

CNS Response

External milestones - 2010




Mental Health Parity
Personalized Medicine
CNSO

Final regulations effective 7/1/10

- ✓ Favorable scope - eliminates traditional basis for denial of new device claims
- ✓ Coverage review by major carriers
- ✓ Expected to increase total health spend 1-3% ... which means potential 2-3x increase in behavioral $ spend

CNS Response

rEEG

Criteria for coverage: scientific evidence under Parity

PATTON BOGGS LLP
www.pattonboggs.com

Question 2d: Do the regulations require plans to use the same scientific criteria or standards in both medical/surgical and MH/SUD for determining whether a treatment or diagnostic test is experimental?

Although the regulations do not require identical scientific criteria or standards for determining whether a treatment or diagnostic test is experimental, such criteria must be comparable and be applied no more stringently in MH/SUD than in medical/surgical.

The first step in determining whether plans must use the same scientific criteria or standards for determining whether a treatment is experimental is to determine whether these criteria qualify as a treatment limitation under the regulations. As noted previously, QTLs are limitations which are "expressed numerically," while NQTLs are limitations that are not numeric but that "otherwise limit the scope or duration of benefits for treatment under a plan."46 Since scientific criteria for determining the experimental nature of a treatment or diagnostic test are not expressed numerically, these criteria do not qualify as a QTL. But, since they have the potential to limit or eliminate coverage of a treatment or test that is deemed experimental, these criteria or standards qualify as a NQTL under the regulations. This conclusion is buttressed by the illustrative list of examples provided in the regulations. Example A states that NQTLs include medical management standards limiting or excluding benefits…based on whether the treatment is experimental or investigative."47 From this example, it seems clear that scientific criteria that limit or exclude benefits based on whether the treatment is experimental or investigative are a form of NQTL that is subject to the regulations' requirements.

The NQTL requirements state that any processes, strategies, evidentiary standards, or other factors used in applying a NQTL to MH/SUD benefits in a classification **must be comparable to, and be applied no more stringently than those applied with respect to medical/surgical standards.** These regulations do not require that the exact same processes, strategies, evidentiary standards, or other factors be used, but they must be comparable and applied no more stringently. **Thus, for example, if a plan views medical/surgical treatments as non-experimental based on criteria that only use consensus panels, while only recognizing MH/SUD treatments as non-experimental based on controlled clinical trials, the plan has used standards which are not comparable. In such a case, the plan would not be compliant with the parity regulations.**

rEEG

rEEG® Economics: Treatment Resistance costs $8,500 per year

"This patient group is so costly because it has almost double the office visits, more than three times the outpatient claims, and nearly four times the inpatient claims of patients who are not treatment-resistant."

Howard Birnbaum, PhD, Analysis Group Economics


$8,500/yr per treatment-resistant member
$10,000
$8,000
$6,000
$4,000
$2,000
$0

rEEG® budget impact model

Analysis Group Economics, 2008

CNS Response

rEEG

External milestones - 2010


Mental Health Parity
Personalized Medicine
CNSO
Emerging EEG-based therapies


NEUROVIGIL

New therapies:

- ✓ Neuronetics issued new CPT code
- ✓ Neurovigil signs Roche partnership




NEURONETICS

CNS Response

rEEG

Investor Summary

April 2010

Internal milestones

- Research
- Commercial adoption
- Regulatory compliance
- Intellectual property
- Pharma development

CNS Response

rEEG

Internal milestones - 2010



Pharma development
Currently negotiating
Intellectual Property
Aspect reexam granted
Israel approval
Regulatory compliance
Software validation
Quality system (QSR)
510(k) submission — comments
Commercial adoption
Final Parity Regs - 7/1
UHC Tech Assessment
Ft. Campbell DOD training
Research
Main paper: J Psych Res
"fast track"
standard publication
IPS - Boston Workshop
EEG biomarker evidence paper
"fast track"
Leg A/B paper
Eating Disorders study
Pharma paper
Jan '10
Apr
Jul
Oct
Jan '11

CNS Response

Levels of evidence for current therapies vs rEEG/Quantitative EEG


STAR*D
rEEG
QEEG
Avg Response Rate Steps 2-4
Avg Response Rate in RCT Trials
Range of Predictive Accuracy
20.5% (1)
+66% (2)
60-75% (3)
Evidence (CEBM)
CEBM Level of Evidence
I a b
II a b
III
IV
V
None
n=4,041
STAR*D 2006
2b
Open label RCT
5
Consensus panel
89
1b
Single-blind RCT
100
13
18
Suffin 2007
2b
Cohort study
Double-blind RCT
Double-blind RCT
332
7 case studies
4
Open label Case Control
n = 552
220
51
2b
Open label RCT
Double-blind RCT
82
12
26
3b
Open label Case Control
Open label Case Control
n = 391
Evidence currently used by Payers
rEEG Research
QEEG Research

(1) Average STAR*D response rate in steps 2-4
(2) Average rEEG response rate in three RCT trials
(3) Range of predictive accuracy in cordance and ATR index studies

rEEG

Investor Summary

April 2010

Corporate update

- Financials
- Litigation update
- Annual shareholder meeting 4/27/10

CNS Response

rEEG

Lifecycle - developments x stage

Are there other uses/new markets? — 5. Pharma + general media driving clinical trial deals

Can it be protected? — 4. 3 patents issued, more possible

Is it regulated? — 3. FDA 510k submission - in review

Is there a market? — 2. Market for testing
   a. Payer reimbursement - enforcement begins 7/1
   b. Doctors already use ~ 7,000 tests to date

Does it work? — 1. Consistently strong clinical trial results - superior to current evidence used by payers

CNS Response

Prove | Scale | Extend

rEEG

Investor Summary

April 2010

Questions

CNS Response

rEEG

Contact Information



STATISTICS:

NASDAQ OTCBB:	CNSO
Fiscal Year:	Sept. 30
Common Stock:	53.57 M

CORPORATE INFORMATION:

CNS Response, Inc.
(949) 420-4400
www.cnsresponse.com

KEY MANAGEMENT:

George Carpenter	-	Chief Executive Officer	gcarpenter@cnsresponse.com
Daniel Hoffman, MD	-	President & Chief Medical Officer	dhoffman@cnsresponse.com
Paul Buck	-	Chief Financial Officer	pbuck@cnsresponse.com
Mark Desrosiers	-	SVP of Commercial Operations	mdesrosiers@cnsresponse.com